Exhibit 99.1

Senetek PLC Announces Uniformly Positive Results for its Long-Term Study of Zeatin;

Plans Launch of Pre-Clinical Testing

Napa, Calif., March 10, 2004 /PRNewswire-FirstCall/—Senetek PLC (Nasdaq: SNTK – News). www/senetekplc.com, a healthcare technologies company focused on developing and co-marketing products for the anti-aging markets worldwide, today announced uniformly positive results for its multi-faceted study of the effects of its patented adenine derivative Zeatin on human skin cells.

The study, conducted at the University of Aarhus, Denmark, evaluated the effects of two concentrations of Zeatin on cultured human skin fibroplasts over their approximately 300 day lifespan in lab culture. The new results were consistent with earlier studies of Zeatin and Senetek’s lead anti-aging compound Kinetin which suggested that at higher concentrations Zeatin was more effective than Kinetin in certain measures of bioactivity. The new study shows that Zeatin does not interfere with the genetic control of cellular lifespan in early passage (young) or late passage (old) cells, that Zeatin promotes maintenance of small cell size (a key determinant of youthful skin) and structural and functional integrity, and that Zeatin prevents accumulation of macromolecular damage in the cell. The study further found that Zeatin increases the activity of the antioxidant enzymes catalase and glutathione peroxidase, to counteract free radical-induced oxidative damage during cell aging, and that Zeatin-treated cells are more resistant to ethanol- and hydrogen peroxide-induced cell death, suggesting enhanced stress tolerance of the treated cells.

Based on these results, Senetek announced it will be undertaking a full program of pre-clinical trials at a noted life sciences laboratory overseas.

Dr. Brian F. C. Clark, co-discoverer with Dr. Suresh Rattan of the anti-aging and antioxidant effects of the cytokinin class to which Kinetin and Zeatin belong, commented, “Although Zeatin shares many aspects of bioactivity with its analogue Kinetin, as exemplified by their general effects in delaying aging characteristics in human cell cultures, Kinetin is found in the cell’s DNA while Zeatin is found in RNA, and they have quite different chemistries which we plan to investigate in depth with modern technologies. Among other things, the new study raises intriguing questions about the potential synergistic effects of these two compounds in a product regimen or in combination products.”

Senetek is a life sciences-driven product development and licensing company focused on the high growth market for dermatological and skincare products primarily addressing photoaging and age-related skin conditions. Senetek’s patented compound Kinetin is a naturally occurring cytokinin that has proven effective in treating the appearance of aging skin with virtually none of the side effects associated with acid-based active ingredients. Senetek has licensed Kinetin to leading global and regional dermatological and skincare marketers including Valeant Pharmaceuticals International (formerly ICN), The Body Shop and Revlon. Senetek’s researchers at the University of Aarhus, Denmark, are collaborating with the Institute of Experimental Botany, Prague, and Beiersdorf AG, Hamburg, to identify and evaluate new compounds for this high growth field.

Senetek PLC Investor Relations Contact:

1-707-226-3900 ext.102

E-mail: Pknopick@eandecommunications.com

Safe Harbor Statement

This news release contains statements that may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act, including those that might imply success in future pre-clinical and clinical trials and the commercial potential of Zeatin. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those expressed in such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K for the year 2002. However, the Company necessarily can give no assurance that it has identified all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.